CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-217580 on Form N-2 of our report dated January 24, 2018 relating to the financial statements and financial highlights of First Trust Energy Income and Growth Fund, appearing in the Annual Report on Form N-CSR of First Trust Energy Income and Growth Fund as of and for the year ended November 30, 2017.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 8, 2018